EXHIBIT 99.1

THE SINGING MACHINE [logo omitted]

                Investor Contact:                Company Contact:
                Neil Berkman                     Y.P. Chan
                Berkman Associates               Interim Chief Executive Officer
                (310) 277 - 5162                 (954) 596 - 1000
                info@BerkmanAssociates.com       www.SingingMachine.com

                              THE SINGING MACHINE
                                    COMPANY

                            Second Quarter Release &
                                WebCast Reminder

The attached earnings report was released this morning over Business Wire at approximately 7:45 a.m. ET. To hear TODAY's 11:00 a.m. ET conference call WebCast, please connect five minutes before the conference begins.

SUBJECT          Second Quarter Results
CHAIRPERSON      Y.P. Chan, Interim Chief Executive Officer
DATE             Friday, November 7, 2003
TIME             11:00 a.m. ET

You can access a simultaneous webcast of the conference call at www.companyboardroom.com/company.asp?client=cb&ticker=smd or from the Investor Relations link at www.SingingMachine.com. A replay will be available after 1:00 p.m. ET at these same Internet addresses. For a telephone replay, dial (800) 633-8284, reservation #21164917 after 1:00 p.m. ET.

Questions? Contact Berkman Associates: (310) 277-5162

or
info@BerkmanAssociates.com

                       THE SINGING MACHINE COMPANY, INC.
 6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073 o (954) 596-1000
                               Fax (954) 596-2000
--------------------------------------------------------------------------------

THE SINGING MACHINE [logo omitted]

Investor Contact:
Neil Berkman
Berkman Associates
(310) 277 - 5162
info@BerkmanAssociates.com

Company Contact:
Y.P. Chan
Interim Chief Executive Officer
(954) 596 - 1000
www.SingingMachine.com

FOR IMMEDIATE RELEASE

                           THE SINGING MACHINE COMPANY
                         REPORTS SECOND QUARTER RESULTS

     COCONUT CREEK, FL, November 7, 2003 THE SINGING MACHINE COMPANY (AMEX: SMD) announced today that revenue for the second quarter of fiscal 2004 ended September 30, 2003 was $31,984,251. This compares to revenue of $32,269,779 for the second quarter of fiscal 2003. The net loss for this year's second quarter was $656,669, or $0.08 per share. For last year's second quarter, net income was $3,827,362, or $0.43 per diluted share.

     For the six months ended September 30, 2003, revenue increased to $39,364,117 from $36,256,025 for the same period last year. The net loss for the first six months of fiscal 2004 was $2,974,021, or $0.35 per share. This compares to net income of $2,687,716, or $0.30 per diluted share, for the first six months of fiscal 2003.

OPERATIONS REVIEW

     Interim Chief Executive Officer Y.P. Chan said, "We made substantial progress during the second quarter in the implementation of our plan to focus on cash flow management, enhance our operating platform, and build the foundation for Singing Machine's sustainable growth. During the quarter we restructured our bank credit agreement and raised additional capital through the sale of subordinated debt.

     "While total inventories declined by approximately $4.6 million since the end of fiscal 2003, as of November 1, 2003 we had delivered $12.5 million of the $26 million in inventories carried over from last fiscal year. Of the remaining $13.5 million, we have orders for about $9 million that are scheduled to be delivered to customers over the next few weeks. Thus, the unsold inventory carried over from last year is now only about $4.4 million, and we expect inventories to decline further in the current quarter as we enter our peak selling season.

     "We continue to identify opportunities to reduce costs and increase operating efficiencies while sustaining our core competencies and industry leadership. With our focus on product development, supply chain management has emerged as a key advantage for Singing Machine in today's increasingly competitive environment where most goods are produced offshore. We offer the widest variety of karaoke systems at price points for every budget, and our reputation for quality and on-time delivery sets us apart from our competitors. We are proud that Singing Machine continues to set the standard of excellence for product features, quality and reliability in the home karaoke industry."

                                     (more)

                       THE SINGING MACHINE COMPANY, INC.
 6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073 o (954) 596-1000
                               Fax (954) 596-2000
--------------------------------------------------------------------------------

THE SINGING MACHINE COMPANY REPORTS SECOND QUARTER RESULTS
November 7, 2003
Page Two

CONFERENCE CALL

     Singing Machine has scheduled a conference call today at 11:00 a.m. ET. A simultaneous webcast may be accessed at www.companyboardroom.com/company.asp?client=cb&ticker=smd. A replay will be available at this same Internet address after 1:00 p.m. ET. For a telephone replay, dial (800) 633-8284, reservation #21164917 after 1:00 p.m. ET.

ABOUT THE SINGING MACHINE COMPANY

     Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, MTVTM, NickelodeonTM, Hardrock AcademyTM and MotownTM brand names. The first to provide karaoke systems for home entertainment in the United States, Singing Machine sells its products in North America, Europe and Asia.

FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about projected revenues, net income and net income per share.. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risk that (1) we will not have sufficient funding to meet our working capital requirements; (2) demand for the Company's products will not meet our expectations; (3) the impact of competitive products and pricing conditions in the karaoke industry and (4) general economic conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports, including but not limited to the Company's Amended Annual Report on Form 10-KSB for the year ended March 31, 2003. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                               (tables attached)

                                                                           #3445

                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                      Three Months Ended                 Six Months Ended
                                                          September 30,                    September 30,
                                                -----------------------------     -----------------------------
                                                     2003            2002             2003              2002
                                                ------------     ------------     ------------     ------------
                                                                 (as restated)                     (as restated)

NET SALES                                       $ 31,984,251     $ 32,269,779     $ 39,364,117     $ 36,256,025
COST OF SALES                                     28,180,712       24,367,626       34,166,542       27,526,988
                                                ------------     ------------     ------------     ------------
  GROSS PROFIT                                     3,803,539        7,902,153        5,197,575        8,729,037

OPERATING EXPENSES:
  Compensation                                     1,343,812          799,406        2,455,391        1,570,304
  Freight & handling                                 495,955          598,222          721,821          661,276
  Selling, general & administrative expenses       3,216,310        1,600,913        5,407,139        2,869,709
                                                ------------     ------------     ------------     ------------
TOTAL OPERATING EXPENSES                           5,056,077        2,998,541        8,584,351        5,101,289
                                                ------------     ------------     ------------     ------------
(LOSS) EARNINGS FROM OPERATIONS                   (1,252,538)       4,903,612       (3,386,776)       3,627,748

OTHER INCOME (EXPENSES):
  Other income                                       (90,649)         144,119          (82,980)         163,564
  Interest expense                                  (318,895)        (109,344)        (507,363)        (122,509)
  Interest income                                         --              339               --           11,943
                                                ------------     ------------     ------------     ------------
NET OTHER (EXPENSES) INCOME                         (409,544)          35,114         (590,343)          52,998
                                                ------------     ------------     ------------     ------------
NET (LOSS) EARNINGS BEFORE INCOME TAX             (1,622,082)       4,938,726       (3,977,119)       3,680,746

INCOME TAX (BENEFIT) EXPENSE                      (1,005,413)       1,111,364       (1,003,098)         993,030
                                                ------------     ------------     ------------     ------------
NET (LOSS) EARNINGS                             $   (656,669)    $  3,827,362     $ (2,974,021)    $  2,687,716
                                                ============     ============     ============     ============
(LOSS) EARNINGS PER SHARE:
  Basic                                         $      (0.08)    $       0.47     $      (0.35)    $       0.33
  Diluted                                       $      (0.08)    $       0.43     $      (0.35)    $       0.30
                                                ============     ============     ============     ============
WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING:
  Basic                                            8,490,658        8,119,026        8,389,165        8,090,102
  Diluted                                          8,490,658        8,881,970        8,389,165        8,899,023

                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                 September 30,    March 31,
                                                                      2003          2003
                                                                 -------------   -----------
                             ASSETS                               (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                       $ 1,106,003    $   268,265
  Restricted Cash                                                     867,603        838,411
  Accounts Receivable, net                                         21,131,801      5,762,944
  Due from manufacturer                                                 1,514      1,091,871
  Inventories, net                                                 20,563,086     25,194,346
  Prepaid expense and other current assets                          1,351,910      1,483,602
  Deferred tax asset                                                1,925,612      1,925,612
                                                                  -----------    -----------
TOTAL CURRENT ASSETS                                               46,947,529     36,565,051

PROPERTY AND EQUIPMENT, NET                                         2,007,911      2,026,252
OTHER NON-CURRENT ASSETS                                            1,039,594        343,991
                                                                  -----------    -----------
TOTAL ASSETS                                                      $49,995,034    $38,935,294
                                                                  ===========    ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank overdraft                                                  $    47,790    $   316,646
  Accounts payable                                                 15,639,307      8,486,009
  Accrued expenses                                                  2,839,322      1,443,406
  Subordinated debt-related parties                                 1,100,000        400,000
  Notes payable                                                       637,122             --
  Revolving credit facility                                         6,513,411      6,782,824
  Income taxes payable                                              2,635,047      3,821,045
                                                                  -----------    -----------
TOTAL CURRENT LIABILITIES                                          29,411,999     21,249,930

Convertible Debentures, net                                           595,423             --
                                                                  -----------    -----------
TOTAL LIABILITIES                                                  30,007,422     21,249,930

SHAREHOLDERS' EQUITY:
  Common stock, $0.01 par value; 18,900,000 shares authorized;
    8,712,169 and 8,171,678 shares issued and outstanding              87,122         81,717
  Additional paid-in capital                                       10,114,294      4,843,430
  Retained earnings                                                 9,786,196     12,760,217
                                                                  -----------    -----------
TOTAL SHAREHOLDERS' EQUITY                                         19,987,612     17,685,364
                                                                  -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $49,995,034    $38,935,294
                                                                  ===========    ===========
